Exhibit 99.1

Agios and Royalty Pharma Announce $255 Million Purchase Agreement for IDHIFA®

Royalty

– Royalty Pharma Acquires Rights to Agios’ Royalty on IDHIFA® Worldwide Net Sales and

Outstanding Regulatory Milestone Payments –

CAMBRIDGE, Mass. and NEW YORK, N.Y., June 12, 2020 — Agios Pharmaceuticals, Inc. (NASDAQ: AGIO), a leader in the field of cellular metabolism to treat cancer and rare genetic diseases, and Royalty Pharma today announced that Agios has sold its tiered, sales-based royalty rights on worldwide net sales of Bristol Myers Squibb’s IDHIFA® (enasidenib), as well as its rights to receive up to $55 million in outstanding regulatory milestone payments from Bristol Myers Squibb, to Royalty Pharma for $255 million. Agios will continue to co-promote IDHIFA® and receive reimbursement from Bristol Myers Squibb for this co-promotion under its 2010 collaboration agreement with Celgene, a wholly owned subsidiary of Bristol Myers Squibb. Agios also retains the right to receive a $25 million payment upon achievement of a specified ex-U.S. commercial milestone event. IDHIFA® is an oral, targeted therapy approved by the U.S. Food and Drug Administration (FDA) for the treatment of adult patients with relapsed or refractory acute myeloid leukemia (AML) with an isocitrate dehydrogenase-2 (IDH2) mutation.

“It is an exciting time at Agios with multiple ongoing mid- and late-stage trials in each of our core therapeutic focus areas that we believe have the potential to make a meaningful difference in patients’ lives. This non-dilutive funding provides us with additional financial flexibility as we continue to invest in advancing our robust clinical pipeline, including mitapivat across three rare disease indications and our IDH inhibitors in solid tumors and novel combination approaches for AML,” said Jackie Fouse, Ph.D., chief executive officer of Agios. “Royalty Pharma, a pioneer in this space, is an industry leader in identifying promising late-stage and commercial therapies, and we are pleased with their recognition of IDH inhibition as an important therapeutic approach for hematologic malignancies.”

“IDHIFA® is an innovative, targeted treatment that has benefited numerous AML patients who may otherwise have had few other treatment options,” said Pablo Legorreta, founder and chief executive officer of Royalty Pharma. “We are delighted to partner with Agios, a biotechnology company that stands out for its strong scientific foundation and a track record of successful development of multiple innovative targeted therapies. The proceeds that Agios will receive today will help further their mission and fund their exciting pipeline that will drive the next phase of the company’s growth.”

Cowen served as financing advisor to Agios and Wilmer Hale served as legal advisor to Agios. Goodwin Procter LLP, Dechert LLP and Maiwald Patentanwalts- und Rechtsanwaltsgesellschaft mbH acted as legal advisors to Royalty Pharma on the transaction.

About the Agios/Celgene IDH Program

In 2010, Agios and Celgene Corporation, now a wholly owned subsidiary of Bristol Myers Squibb, entered into a collaboration agreement focused on cancer metabolism. Under the terms of the agreement, Celgene has worldwide development and commercialization rights for IDHIFA® (enasidenib). Celgene and Agios are currently co-commercializing IDHIFA® in the U.S., and Agios continues to conduct certain clinical development activities within the IDHIFA® development program. Agios is eligible to receive a $25 million payment upon achievement of a specified ex-U.S. commercial milestone event, as well as reimbursement for costs incurred for its co-commercialization efforts and development activities.

About Agios

Agios is focused on discovering and developing novel investigational medicines to treat malignant hematology, solid tumors and rare genetic diseases through scientific leadership in the field of cellular metabolism. In addition to an active research and discovery pipeline across these three therapeutic areas, Agios has two approved oncology precision medicines and multiple first-in-class investigational therapies in clinical and/or preclinical development. For more information, please visit the company’s website at www.agios.com.

About Royalty Pharma

Founded in 1996, Royalty Pharma is the industry leader in acquiring pharmaceutical royalties. Royalty Pharma funds innovation in life sciences both directly and indirectly: directly when it partners with life sciences companies to co-develop and co-fund products in late-stage clinical trials, and indirectly when it acquires existing royalty interests from the original innovators (academic institutions, research hospitals, foundations and inventors). The company’s portfolio includes royalty interests in over 45 products including AbbVie and J&J’s Imbruvica, Astellas and Pfizer’s Xtandi, Biogen’s Tysabri, Gilead’s HIV franchise, Merck’s Januvia, Novartis’ Promacta, and Vertex’s Kalydeco, Symdeko and Trikafta. Royalty Pharma is also a leading investor in pre-approval royalties, having since 2012 invested over $6.1 billion in royalties on development-stage product candidates. For more information, visit www.royaltypharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding: Agios’ use of proceeds from the transaction with Royalty Pharma, developments regarding Agios’ collaboration agreement with Celgene and Agios’ strategic plans and prospects. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “would,” “could,” “potential,” “possible,” “hope” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from Agios’ current expectations and beliefs. For example, there can be no guarantee that any product candidate Agios or its collaborators is developing will successfully commence or complete necessary preclinical and clinical development phases, or that development of any of Agios’ product candidates will successfully continue. There can be no guarantee that any positive developments in Agios’ business will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other important factors, including, without limitation: risks and uncertainties related to the impact of the COVID-19 pandemic to Agios’ business, operations, strategy, goals and anticipated milestones, including its ongoing and planned research activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Agios’ results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the FDA, the EMA or other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; Agios’ ability to obtain and maintain requisite regulatory approvals and to enroll patients in its planned clinical trials; unplanned cash requirements and expenditures; competitive factors; Agios’ ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing; Agios’ ability to maintain key collaborations; and general economic and market conditions. These and other risks are described in greater detail under the caption “Risk Factors” included in Agios’ public filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Agios expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Agios Contacts

Investors:

Holly Manning, 617-844-6630

Director, Investor Relations

Holly.Manning@agios.com

Media:

Jessica Rennekamp, 857-209-3286

Associate Director, Corporate Communications

Jessica.Rennekamp@agios.com

Royalty Pharma Contact

Media and Investor Inquiries:

212-883-0200

ir@royaltypharma.com